The Target Portfolio Trust
For the period ended 06/30/03
File number 811-7064

SUB-ITEM 77D
Policies With Respect to Security Investment

THE TARGET PORTFOLIO TRUST

Supplement dated June 4, 2003

	The following information supplements the Prospectus of each of the Funds listed below.


SPECIAL MEETING OF SHAREHOLDERS

	At meetings held on March 4, 2003 and April 11, 2003, the Board of Trustees of each Fund approved the proposals summarized below. The proposals will be submitted for approval by shareholders of the Funds at a Special Meeting of Shareholders scheduled to be held on July 17, 2003.


Election of Trustees

	The Board of Trustees approved a proposal to elect David E.A. Carson, Robert E. La Blanc, Douglas H. McCorkindale, Stephen P. Munn, Richard A. Redeker, Robin B. Smith, Stephen Stoneburn, Clay T.
Whitehead, Judy A. Rice, and Robert F. Gunia as Trustees of each of the
Funds.


How the Fund Is Managed

	The Board of Trustees of Strategic Partners Opportunity Funds
Strategic Partners Focused Growth Fund (Focused Growth Fund) approved a proposal under which the Board may authorize Prudential Investments LLC
(PI or the Manager), subject to certain conditions, to enter into or amend subadvisory agreements without obtaining further shareholder approval.
One of the conditions is that shareholders must first approve the grant of this ongoing authority to the Board of Trustees. Another condition is that this proposal may be implemented only if the Focused Growth Fund complies with the conditions of an exemptive order authorizing the arrangement previously issued by the Securities and Exchange Commission.

	Subject to the satisfaction of these conditions, which cannot be assured, PI would be permitted, with Board approval, but without further shareholder approval, to employ new subadvisers for the Focused Growth
Fund (limited to subadvisers not affiliated with the Fund or PI), change the terms of Focused Growth Fund's subadvisory agreements or enter into new subadvisory agreements with existing subadvisers. Shareholders of Focused Growth Fund would continue to have the right to terminate a subadvisory agreement at any time by a vote of the majority of its outstanding voting securities. Shareholders would be notified of any subadviser changes or other material amendments to subadvisory agreements that occur under these arrangements.

	The Board of Trustees of Focused Growth Fund also approved a proposed new management agreement with PI. If shareholders approve this new contract, PI would be permitted to allocate and reallocate Focused Growth Fund's assets among its subadviser(s), including Prudential Investment Management, Inc. and unaffiliated subadvisers, without obtaining further shareholder approval.

Fundamental Investment Restrictions

	If approved by shareholders, the fundamental investment restrictions of each of the Funds of Strategic Partners Opportunity Funds (Opportunity Funds), Strategic Partners Style Specific Funds (Style Specific Funds) and The Target Portfolio Trust (Target) would be changed to provide PI and each Fund's subadviser(s) with additional flexibility to pursue a Fund's investment objective, to allow each Fund to implement certain investment programs that may help the Funds to achieve economies of scale by participating in transactions with other Strategic Partners and other affiliated mutual funds, and to eliminate certain restrictions that were imposed by state regulators that are no longer required or that were imposed years ago and do not support PI's and each subadviser's strategy to pursue each Fund's investment objective. Strategic Partners Asset Allocation Funds has fundamental investment restrictions that currently provide most of the flexibility being sought on behalf of Opportunity Funds, Style Specific Funds and Target. Substantive changes to current fundamental investment restrictions are further explained below.

	Borrowing Money

	If approved by shareholders, each Fund's investment restriction regarding borrowing would be modified to allow borrowing money to the extent permitted under the Investment Company Act of 1940 and any applicable rules, regulations, exemptive orders, no-action letters or other relief granted by the Securities and Exchange Commission. If the modifications to the investment restriction are approved by shareholders, each Fund could borrow money for temporary, extraordinary or emergency purposes or for the clearance of transactions and to take advantage of investment opportunities. In addition, each Fund would be permitted to borrow money from other Prudential mutual funds if the Securities and Exchange Commission staff grants exemptive relief to permit borrowing and lending between the Funds and the Funds adopt such an inter-fund lending program.

	Lending

	If approved by shareholders, each Fund's investment restriction regarding lending would be modified to allow lending of Fund assets and money to the extent permitted under the Investment Company Act of 1940 and any applicable rules, regulations, exemptive orders, no-action letters or other relief granted by the Securities and Exchange Commission. The proposed disclosure more accurately describes each Fund's lending activities and plans to make loans of assets in the future. In addition, if the modifications to the investment restriction are approved by shareholders, each Fund would be permitted to lend money to other Prudential mutual funds if the Securities and Exchange Commission staff grants exemptive relief to permit borrowing and lending between the Funds and the Funds adopt such an inter-fund lending program.



Investment for Control or Management

	If approved by shareholders, each Fund's investment restriction prohibiting investments for the purpose of exercising control or management will become a non-fundamental restriction, meaning that the Board could in the future modify or eliminate the restriction without further shareholder approval. There is no present intention by the Boards of the Funds to modify or eliminate the investment restriction.

Investments in Securities of Other Investment Companies

	If approved by shareholders, each Fund's investment restriction regarding the purchase of shares of investment companies will become a non-fundamental restriction, meaning that the Board could in the future modify or eliminate the restriction without further shareholder approval. If approved by shareholders, the Boards of the Funds intend to modify the investment restriction to permit the Funds to invest uninvested cash in shares of affiliated mutual funds in an amount of up to 25% of each Fund's assets pursuant to an exemptive order issued by the Securities and Exchange Commission. The ability to invest in affiliated mutual funds may allow each Fund to reduce the administrative burdens and costs associated with investing in money market instruments and short-term debt securities.

State Charters

	If approved by shareholders, each Fund's state charter will be amended to modify or eliminate unnecessary or unduly burdensome provisions that do not optimally protect shareholder interests, to eliminate potential uncertainty regarding the application of certain state laws and to achieve consistent charter provisions for the Funds in each jurisdiction and, to the extent possible, across jurisdictions.

Listed below are the names of the mutual funds and the dates of the Prospectuses to which this Supplement relates.

Name of Fund
	Prospectus Date

Strategic Partners Asset Allocation
Funds
S
e
p
t
e
m
b
e
r

2
7
,

2
0
0
2
Strategic Partners
Conservative Growth Fund

Strategic Partners Moderate
Growth Fund

Strategic Partners High
Growth Fund

Strategic Partners Opportunity Funds

Strategic Partners Focused
Growth Fund
A
p
r
i
l

3
0
,

2
0
0
3
Strategic Partners New Era
Growth Fund

Strategic Partners Focused
Value Fund

Strategic Partners Mid Cap
Value Fund
A
p
r
i
l

3
0
,

2
0
0
3
Strategic Partners Style Specific
Funds
O
c
t
o
b
e
r

1
,

2
0
0
2
Strategic Partners Large
Capitalization Growth Fund

Strategic Partners Large
Capitalization Value Fund

Strategic Partners Small
Capitalization Growth Fund

Strategic Partners Small
Capitalization Value Fund

Strategic Partners
International Equity Fund

Strategic Partners Total
Return Bond Fund




The Target Portfolio Trust
A
p
r
i
l

3
0
,

2
0
0
3
Large Capitalization Growth
Portfolio

Large Capitalization Value
Portfolio

Small Capitalization Growth
Portfolio

Small Capitalization Value
Portfolio

International Equity
Portfolio
International Bond Portfolio

Total Return Bond Portfolio
Intermediate Term Bond
Portfolio
Mortgage Backed Securities
Portfolio
U.S. Government Money
Market Portfolio




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4

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